UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2007
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road,
Little Rock, Arkansas		72212

(Address of principal executive offices)		(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 10, 2007, Windstream Corporation (“Windstream” or the “Company”) issued a press release announcing the Company’s first quarter 2007 unaudited consolidated results of operations.
     The Company’s press release and other communications from time to time include certain financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.
     The press release presents the Company’s consolidated results of operations measured under GAAP and certain pro forma results of operations from current businesses. On July 17, 2006, Alltel Corporation (“Alltel”) completed the spin-off of its wireline telecommunications business to its stockholders and the merger of that wireline business with Valor Communications Group, Inc. (“Valor”). The resulting company was renamed Windstream Corporation. The GAAP results for the Company for the first quarter of 2006 reflect only the Alltel wireline business, which was considered the accounting acquirer in the merger. On December 12, 2006, Windstream announced that it would split off its directory publishing business in what is expected to be a tax-free transaction with entities affiliated with Welsh, Carson, Anderson and Stowe (“WCAS”), a private equity investment firm. The press release and other communications from time to time include a presentation of certain unaudited pro forma historical results of operations that the Company refers to as pro forma results from current businesses. These results from current businesses are non-GAAP financial measures that reflect the following adjustments to measures prepared in accordance with GAAP:
•	The inclusion of results from Valor businesses for the first quarter of 2006;

•	Exclusion of results from directory publishing business for each period presented;

•	Inclusion of additional amortization for Valor customer lists for the first quarter of 2006;

•	Exclusion of royalty expense charged by Alltel for the use of the Alltel brand during the first quarter of 2006;

•	Exclusion of restructuring and other charges for each period presented;

•	Exclusion of the first quarter 2006 impact of the application of Statement of Financial Accounting Standards (“SFAS”) No. 71, “Accounting for the Effects of Certain Types of Regulation”, which was discontinued during the third quarter of 2006.
     Windstream’s purpose for including the results of Valor’s businesses, and excluding the directory publishing business and the non-recurring items listed above, is to improve the comparability of results of operations for the first quarter of 2006 to the results of operations for the first quarter of 2007. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from the pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the Company’s operations.
     For these reasons, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting purposes, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.
     The Company’s press release and other communications from time to time include a non-GAAP measure titled operating income before depreciation and amortization, or OIBDA. OIBDA can be calculated directly from the Company’s financial statements by taking operating income and adding back depreciation and amortization expense. The Company will also at times make reference to pro forma OIBDA from current businesses, which is also a non-GAAP measure. Pro forma OIBDA from current businesses adjusts OIBDA for the items that are either included or excluded from pro forma results from current businesses. Management considers OIBDA to be useful to investors because OIBDA provides information specific to the Company’s operating performance.
     The Company’s communications from time to time include a non-GAAP measure entitled net debt. Net debt is consolidated debt, including current maturities, less cash and cash equivalents. The Company believes net debt provides useful information to investors about the capacity of the company to reduce the debt level and improve its capital structure.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

Exhibit 99(a)	Press Release dated May 10, 2007 of Windstream

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

	By:	/s/ Brent K. Whittington

	Name:	Brent K. Whittington
	Title:	Executive Vice President and Chief Financial Officer

May 10, 2007

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EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 99(a)	Press Release dated May 10, 2007 of Windstream

4